Exhibit 10.4

HORIZON BANCORP

2013 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and executed as of the      day of             , 201  , between Horizon Bancorp, an Indiana corporation (the “Company”), and             , an officer or employee of the Company or one of its Affiliates, including but not limited to Horizon Bank, N.A. (the “Optionee”);

WITNESSETH:

WHEREAS, the Company has adopted the Horizon Bancorp 2013 Omnibus Equity Incentive Plan (the “Plan”), to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants, through the ownership of Shares and through other incentives, with the interests of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company; and

WHEREAS, it is the view of the Company that this goal can be achieved by granting incentive and nonqualified stock options to eligible officers and other key employees from time to time; and

WHEREAS, the Optionee has been designated by the Committee as an individual to whom stock options should be granted under the Plan as determined from the duties performed, the initiative and industry of the Optionee, and the Optionee’s potential contribution to the future development, growth and prosperity of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee agree as follows:

1.    Grant of Option.

(a)    Aggregate Number of Shares. Subject to the provisions of Sections 5 and 7 of this Agreement, the Company hereby grants to the Optionee the right and option (“Option”) to purchase all or any part of an aggregate of              (            ) shares of common stock of the Company subject to the terms and conditions of this Agreement and the provisions of the Plan. All provisions of the Plan, including defined terms, are incorporated herein and expressly made a part of this Agreement by reference. The Optionee hereby acknowledges that he has received a copy of the Plan.

(b)    Designation of Character of Options. Pursuant to the authority of the Committee to determine the character of the options granted as incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”), of the total options granted under subsection (a), zero shares shall be ISOs and              shares shall be NSOs.

(c)    Tax Advice. The Optionee acknowledges and agrees that he shall be solely responsible for obtaining tax advice in connection with the grant and exercise of the Option and any disposition of the shares acquired in connection with the Option.

2.    Option Price.

(a)    Purchase Price. The purchase price of the shares of common stock represented by the Option granted under Section 1 shall be              and     /100 Dollars ($            ) (which is the Fair Market Value per share on the date the Option is granted).

(b)    Payment of Purchase Price. The exercise price for the stock covered by the Option granted under this Agreement shall be paid in cash by the Optionee at the time the Option is exercised; provided, however, with the approval of the Committee, and to the extent not prohibited under the Code or regulations issued thereunder, the Optionee may exercise part or all of this Option by tendering whole shares of common stock of the Company owned by the Optionee and which have been owned by the Optionee for more than six months, or by a combination of whole shares of Company common stock and cash, which have a Fair Market Value equal to the cash exercise price for the stock with respect to which the Option is exercised. For this purpose, any shares of the Company’s common stock so tendered shall be valued by the Committee at their Fair Market Value according to valuation criteria set forth in the Plan. The exercise of this Option shall be subject to such rules and procedures as shall be adopted from time to time by the Committee.

(c)    Cashless Exercise. Notwithstanding the provisions of Section 2(b) of this Agreement, the payment of the exercise price for the stock covered by the Option may be made, (a) through a “same day sale” commitment from the Optionee and an NASD dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased in order to pay the exercise price, and whereby the NASD dealer irrevocably commits upon receipt of such stock to forward the exercise price directly to the Company, or (b) through a “margin” commitment from the Optionee and an NASD dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price and whereby the NASD dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company.

(d)    Net Exercise. Notwithstanding the provisions of Section 2(b) of this Agreement, the payment of the exercise price for the stock covered by the Option may be made by reducing the number of shares of common stock issued upon the exercise by the largest number of whole shares of common stock that has a Fair Market Value that does not exceed the aggregate exercise price for the shares of common stock exercised under this method.

(e)    Issuance of Certificates. Certificates evidencing the shares of stock purchased under this Option will not be delivered to the Optionee until full payment has been made for them and the Optionee shall have none of the rights of a shareholder with respect to such shares until those shares are issued to the Optionee. The Company shall not be required to issue or deliver any certificate(s) for shares of the stock purchased upon exercise of the Option prior to (i) completing any registration or other qualification of the shares, which the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining any approval or other clearance from any federal or state governmental agency or body, which the Company determines to be necessary or advisable. The Company shall have no obligation to obtain the fulfillment of the conditions specified in the preceding sentence.

3.    Income and Employment Tax Withholding.

(a)    The Optionee shall be solely responsible for paying to the Company all required federal, state, city and local income and employment taxes applicable to the exercise of an NSO under the Plan.

(b)    Notwithstanding the provisions of subsection (a), with respect to stock to be issued pursuant to the exercise of an NSO, the Committee, in its sole discretion and subject to such rules as it may adopt from time to time, shall require the Optionee to satisfy any withholding tax obligation which may arise in connection with the exercise of the NSO by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the NSO or by accepting delivery from the Optionee of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the minimum withholding tax to be satisfied by that retention or delivery.

4.    Nontransferability. The Option granted hereunder shall not be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. The Option shall not be pledged or hypothecated in any way, nor shall it be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or other disposition of the Option in violation of this provision or the levy of execution, attachment or similar process upon the Option shall be null and void and without effect and shall cause the Option to be terminated.

5.    Exercise of Option.

(a)    Maximum Term and Vesting. The Option may not be exercised after the expiration of ten (10) years from the date of this Agreement, subject to earlier termination as provided in the Plan and this Agreement. Subject to the provisions of this Section 5 and Section 6, the Option shares shall vest and be exercisable by the Optionee in accordance with the following schedule:

Percentage of Option Shares Vested and Exercisable
Date of Vesting	Percent Vested	Cumulative Vesting
/ /	33 percent	33 percent
/ /	33 percent	66 percent
/ /	34 percent	100 percent

Notwithstanding the foregoing, the Option shares shall also vest and be exercisable upon the Optionee’s death, Permanent and Total Disability or Retirement. In addition, the Option shares shall vest and be exercisable upon a Change in Control of the Company.

(b)    Limitations on Exercise. The Option may be exercised during the lifetime of the Optionee only by the Optionee or his guardian or attorney-in-fact in the event the Optionee becomes Permanently and Totally Disabled. In the case of the Optionee’s death, the Option may be exercised by the Optionee’s personal representative or administrator.

(c)    Legal Requirements. Notwithstanding any other provision of this Agreement, the Option may not be exercised in whole or in part if the issuance of the shares would constitute a violation of any applicable federal or state securities law or other applicable laws, rules or regulations. As a condition to the exercise of the Option, the Company may require the person exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation or as may be advised to the Company.

6.    Restrictive Legend. In the event the Optionee is an “affiliate” of the Company (as defined by Rule 144 promulgated under the Securities Act of 1933, as amended), the Company may require that the shares to be issued to such Optionee contain a legend in substantially the following form:

“THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS AN “AFFILIATE” OF THE COMPANY (AS DEFINED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND THEREFORE, THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS.”

7.    Early Termination of Option.

(a)    In General. All rights to exercise this Option shall terminate 30 days after the effective date of the Optionee’s termination of employment with the Company and its Affiliates, but not later than the date the Option expires pursuant to its terms, unless the termination is For Cause or on account of the Permanent and Total Disability, death or Retirement of the Optionee. The transfer of the Optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, shall not be deemed a termination of employment.

(b)    For Cause Termination. If the Optionee’s employment is terminated For Cause, no previously unexercised Option granted under the Plan and this Agreement may be exercised. Rather, any unexercised Options, or part thereof, shall terminate effective on the date the Optionee receives notice of his termination For Cause.

(c)    Exercise on Disability or Death. If the Optionee becomes Permanently and Totally Disabled or dies while employed by the Company or any of its Affiliates, the Option shall be exercisable in full within one year after the date of his termination of employment due to Permanent and Total Disability or death (but not later than the date the Option expires pursuant to its terms) at which time the Option or any portion thereof remaining unexercised shall terminate. During such one year period immediately following the termination of employment due to Permanent and Total Disability or death of the Optionee, the Option may be exercised in full, subject to the limitations of this Option, by the Optionee, by the Optionee’s guardian or attorney-in-fact, or by the Optionee’s personal representative or administrator, as the case may be; provided, however, the Option shall not be exercised after the expiration of ten (10) years from the date of this Agreement.

(d)    Exercise on Retirement. If the Optionee’s employment is terminated on or after satisfying the requirements for Retirement, the Option shall be exercisable in full within five years after the date of the Optionee’s termination of employment due to Retirement (but not later than the date on which the Option expires pursuant to its terms) at which time the Option, or any portion thereof remaining unexercised, shall terminate.

8.    Optionee’s Representations. The Optionee represents to the Company that:

(a)    The terms and arrangements relating to the grant of this Option and the stock to which it relates, and the offer thereof, have been arrived at or made through direct communication with the Company or a person acting in its behalf and such Optionee;

(b)    The Optionee has received a balance sheet and income statement of the Company and as an officer or key employee of the Company or its Affiliates:

(i)	is thoroughly familiar with the Company’s business affairs and financial condition;

(ii)	has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that he is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, the grant of this Option and the stock to which it relates; and

(iii)	has sufficient financial resources so that he is able to bear the economic risks of his investment in this Option and such stock; and

(c)    This Option and the stock to which it relates is being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

9.    Indemnity. The Optionee hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by him to the Company or any failure on the part of him to perform any agreements contained herein. The Optionee hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Optionee in connection with his participation in the Plan.

10.    Financial Information. The Company hereby undertakes to deliver to the Optionee, at such time as they become available and so long as this Option is in effect and is unexercised in whole or in part, a balance sheet and income statement of the Company with respect to any fiscal year of the Company ending on or after the date of this Agreement.

11.    Conditions Precedent. In no event shall the Company be obligated to issue stock pursuant to this Option until it is satisfied that all conditions precedent to the issuance of the stock, as provided in the Plan and this Agreement, have been performed and completed, including the approval and adoption of the Plan by the shareholders and the Board of Directors of the Company.

12.    Changes in Stock. In the event of any change in the common stock of the Company, as described in Section 3.6 of the Plan, the Committee shall make the appropriate adjustment or substitution in the number, kind and price of shares under this Option, all as provided in the Plan. The Committee’s determination in this respect shall be final and binding upon all parties.

13.    Effect of Headings. The descriptive headings of the Sections and, where applicable, subsections of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

14.    Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

15.    Controlling Laws. Except to the extent superseded by the laws of the United States, the laws of the State of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to this Agreement.

16.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Optionee, have caused this Horizon Bancorp Stock Option Agreement to be executed as of the day and year first above written, which is the date on which the Option is granted.

HORIZON BANCORP	OPTIONEE

By:

ATTEST

By: